Exhibit 1



                             FLORIDA POWER CORPORATION


                               First Mortgage Bonds


                              UNDERWRITING AGREEMENT


                                                           __________, 199__


To the Representatives
       named in Schedule I
       hereto of the Underwriters
       named in Schedule II hereto

Dear Sirs:

       Florida Power Corporation, a corporation incorporated under the laws of the State of Florida (the "Company"), proposes to sell to the underwriters named in Schedule II hereto (the "Underwriters"), for whom you are acting as representatives (the "Representatives"), the principal amount of its First Mortgage Bonds identified in Schedule I hereto (the "Bonds"). The Bonds shall be issued under an Indenture, dated as of January 1, 1944, as supplemented, between the Company and First Chicago Trust Company of New York, as Trustee (such indenture, and all supplements thereto, as modified by the Trust Indenture Reform Act of 1990, being hereinafter called the "Mortgage"). If the firm or firms listed in Schedule II hereto include only the firm or firms listed in Schedule I hereto, then the terms "Underwriters" and "Representatives", as used herein, shall each be deemed to refer to such firm or firms.

     1. Representations and Warranties of the Company. The Company represents and warrants to, and agrees with, each Underwriter that:

     (a) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Florida with power and authority to own its properties and conduct its businesses as described in the Prospectus; neither the character of the properties owned or leased by the Company nor the nature of the business transacted by it make the licensing or qualification of the Company as a foreign corporation necessary in any other state or jurisdiction.

     (b) Registration statements on Form S-3 (Registration Nos. 33-______ and 33-_____), with respect to $___,000,000 principal amount of the Company's First Mortgage Bonds and $___,000,000 principal amount of the Company's First Mortgage Bonds, respectively, including in each case a prospectus, have been filed with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Act of 1933, as amended the "Act"), and the applicable rules and regulations (the "rules and regulations") of the Commission, and such registration statements have become effective. As used in this Agreement, the term "Registration Statement" means said registration statements, exhibits, financial statements and all documents incorporated by reference in said registration statements pursuant to the requirements of Item 12 of Form S-3 under the Act (the "Incorporated Documents"), as amended at the date of this Agreement and, in the event of any amendment of said registration statements after the effective date thereof pursuant to the provisions of Paragraph 4 hereof, also means said registration statement or registration statements as so amended. The term "Prospectus" means in each case the prospectus in the form in which it appears in the Registration Statement (the "Basic Prospectus") and such supplemented form of prospectus relating to the Bonds as shall be filed with the Commission pursuant to Rule 424 (the "Prospectus Supplement"), as well as any combined prospectus as shall be filed with the Commission pursuant to Rule 429, and, in the event of any subsequent amendment or supplement to such prospectus pursuant to the provisions of paragraph 4 hereof, also means such prospectus as so amended or supplemented. The term "Preliminary Prospectus" means any preliminary prospectus supplement specifically relating to the Bonds together with the Basic Prospectus. As used herein, the terms "Registration Statement", "Basic Prospectus", "Prospectus" and "Preliminary Prospectus" shall include in each case the material, if any, incorporated by reference therein and the terms "amend", "amendment" and "supplement" with respect to the Registration Statement, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the filing of any document under the Securities Exchange Act of 1934, as amended (the "Exchange Act") after the effective date of the Registration Statement, or the date of any Preliminary Prospectus or the Prospectus, as the case may be, and deemed to be incorporated therein by reference.

     (c) As of the date hereof, when the Prospectus is first filed pursuant to Rule 424 under the Act, when, prior to the Date of Delivery (as hereinafter defined), the Registration Statement first became effective and when any amendment thereto becomes effective (including the filing of any document incorporated by reference in the Registration Statement), when any supplement to the Prospectus is filed with the Commission and at the Date of Delivery (as hereinafter defined), (i) the Registration Statement, as amended as of any such time, and the Prospectus, as amended or supplemented as of any such time, will comply in all material respects with the applicable requirements of the Act, the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"), and the Exchange Act and the respective rules thereunder, (ii) the Registration Statement, as amended as of any such time, will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading and (iii) the Prospectus, as amended or supplemented as of any such time, will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to the information contained in or omitted from the Registration Statement or the Prospectus or any amendment thereof or supplement thereto in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of any Underwriter through the Representatives specifically for use in connection with the preparation of the Registration Statement and the Prospectus or to any statement in or omission from the Statement of Eligibility and Qualification (Form T-1) under the Trust Indenture Act of the Trustee under the Mortgage.

     (d) There has not been any material decrease in the capital stock of the Company or any material increase in the long-term debt of the Company, or any material adverse change, or any development involving a prospective material adverse change, in the condition (financial or other), net worth or results of operations of the Company, since the latest respective dates as of which information is given or incorporated by reference in the Registration Statement and the Prospectus except as contemplated therein (excluding any Incorporated Documents filed with the Commission after the date of the Prospectus); and there has not been any material transaction entered into by the Company since the dates as of which the financial condition of the Company is set forth or incorporated by reference in the Registration Statement and Prospectus other than transactions in the usual course of business or transactions referred to in or contemplated by the Registration Statement or Prospectus (excluding any Incorporated Documents filed with the Commission after the date of the Prospectus). The Company does not have any material contingent obligations which are not disclosed in the Registration Statement and the Prospectus.

     (e) Any accounting firms that have reported upon the audited financial statements and schedules included or incorporated by reference in the Registration Statement are independent public accountants as required by the Act and the rules and regulations.

     (f) The financial statements of the Company incorporated by reference in the Registration Statement and Prospectus present fairly the financial condition of the Company as of the dates indicated and the results of its operations for the periods therein specified, and the financial statements so incorporated have been prepared in accordance with generally accepted principles of accounting which have been consistently applied in all material respects throughout the periods involved, except that the quarterly financial statements incorporated by reference from any Quarterly Reports on Form 10-Q contain condensed footnotes prepared in accordance with applicable Exchange Act regulations.

     (g) All the real property and interests therein of the Company necessary to the operation of the Company's business will be adequately described or referred to in the Mortgage in order that the Mortgage shall constitute a valid lien on all such properties.

     (h) The consummation of the transactions contemplated herein and the fulfillment of the terms hereof and compliance by the Company with the terms and provisions of the Mortgage will not result in a breach of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust or other agreement or instrument to which the Company is now, or at the Date of Delivery will be, a party, or by which it is bound, or the Amended Articles of Incorporation or by-laws of the Company, or any order, rule or regulation applicable to the Company of any court or of any federal or state regulatory body or administrative agency or other governmental body having jurisdiction over the Company or its properties; there are no proceedings, at law or in equity or before any governmental agency or body pending, or to the knowledge of the Company threatened, which affect or may affect any of said transactions; and the Company has full power and lawful authority to authorize, issue and sell the Bonds on the terms and conditions herein set forth.

     (i) Each of Florida Progress Corporation, the parent holding company of the Company, and the Company is exempt from any provisions imposed upon it as a "holding company" or a "subsidiary company" of a "holding company", respectively, by the Public Utility Holding Company Act of 1935, as amended, except Section 9(a)(2) thereof.

     (j) No consent, approval, authorization or order of any court or public board or body, other than the Florida Public Service Commission, is required for the consummation of the transactions herein contemplated except such as may be required under the Act or under state securities or "Blue Sky" laws.

     (k) The Company holds good and marketable title in fee simple, except as otherwise stated in the Prospectus, to all of the real property referred to therein as being owned by it, free and clear of all liens and encumbrances, except liens and encumbrances referred to in the Prospectus (or reflected in the financial statements included therein) and liens and encumbrances which are not material in the aggregate and do not materially interfere with the conduct of the business of the Company; and the properties referred to in the Prospectus as held under lease by the Company are held by it under valid and enforceable leases with such exceptions as do not materially interfere with the conduct of the business of the Company.

     (l) The Company is not in violation of its Amended Articles of Incorporation or in default in the performance or the observance of any material obligation, agreement, covenant or condition contained in any contract, lease, note or other instrument to which it is a party or by which it may be bound or any law, administrative regulation or administrative or court order, except to the extent set forth in the Prospectus.

     (m) The Company meets the requirements for the use of Form S-3 under the Act.

       2. Purchase, Sale and Delivery of the Bonds; Substitution of Underwriters. On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company agrees to sell to each Underwriter, and each Underwriter agrees, severally and not jointly, to purchase from the Company at the purchase price and upon the terms and conditions set forth in Schedule I hereto the principal amount of Bonds set forth opposite the name of such Underwriter in Schedule II hereto.

       If, on the Date of Delivery hereinafter mentioned, any Underwriter or Underwriters shall fail to purchase the principal amount of Bonds set forth opposite its or their name or names in Schedule II hereto upon tender of such Bonds in accordance with the terms hereof, and the aggregate principal amount of Bonds which such defaulting Underwriter or Underwriters so fail to purchase does not exceed 10% of the aggregate principal amount of the Bonds, the remaining Underwriters shall be obligated severally in proportion to their respective commitments hereunder (except as may otherwise be determined by you) to purchase the Bonds which such defaulting Underwriter or Underwriters agreed but failed to purchase.

       If any Underwriter or Underwriters shall so fail to purchase Bonds and the aggregate principal amount of Bonds with respect to such failure or failures is more than 10% of the aggregate principal amount of the Bonds, the remaining Underwriters shall have the right, but shall not be obligated, to take up and pay for (in such proportions as may be agreed upon among them) the Bonds which the defaulting Underwriter or Underwriters agreed but failed to purchase. In the event that such remaining Underwriters do not on or before the Date of Delivery so agree, they shall have the privilege within 24 hours after such date of substituting another underwriter or underwriters satisfactory to the Company who will agree to take up and pay for such Bonds on the postponed Date of Delivery. If the remaining Underwriters shall not have so agreed to take up and pay for such Bonds and shall not have so substituted another underwriter or underwriters, upon termination of such 24-hour period, the Company may, during a further period of 24 hours, find another underwriter or underwriters, satisfactory to the Representatives, to purchase such Bonds. In the event of the agreement by the remaining Underwriters to take up and pay for such Bonds, or the substitution of another underwriter or underwriters, as aforesaid, (i) the Representatives or the Company shall have the right to fix as a postponed Date of Delivery a date not exceeding four full business days after the Date of Delivery specified in this Paragraph 2, and (ii) the respective numbers of Bonds to be purchased by the remaining underwriters or substituted underwriters shall be taken as the basis of their respective underwriting obligations for all purposes of this Agreement. Before any such postponed Date of Delivery, any changes which in the opinion of counsel to the Company or of counsel to the Underwriters may be necessary in the Registration Statement or Prospectus or in any other documents or arrangements by reason of such withdrawal or default of any Underwriter shall be effected. In case the remaining Underwriters shall not have agreed to take up and pay for said Bonds in excess of 10% of the aggregate principal amount of the Bonds, and another underwriter or underwriters shall not have been substituted as aforesaid, then this Agreement shall terminate. In the event of any such termination the Company shall not be under any liability to any Underwriter (except for the costs and expenses to be paid or reimbursed by the Company pursuant to Paragraph 4(h) hereof and except for any liability under Paragraph 7 hereof) nor shall any non-defaulting Underwriter be under any liability to the Company (except for any liability under Paragraph 7 hereof).

       It is understood that any Representatives, individually and not as Representatives of the several Underwriters, may (but shall not be obligated to) make payment to the Company, on behalf of any Underwriter or Underwriters, for the Bonds to be purchased by such Underwriter or Underwriters. Any such payment shall not relieve any such Underwriter or Underwriters of any of its or their obligations hereunder.

       Nothing herein contained shall relieve any defaulting Underwriter of liability for any damages occasioned by its default hereunder.

       The Company agrees to make the Bonds available to the Representatives for the purposes of expediting their checking and packaging on behalf of the Underwriters, at the Corporate Trust Operations Department of the Trustee, ____________________, ________________, New York, NY _________, or such other address as specified in this Agreement, not later than 2:30 P.M. on the business day next preceding the Date of Delivery.

       Delivery of and payment for the Bonds shall be made at the office, on the date and at the time specified in Schedule I hereto, or at such other time and date not later than two full business days thereafter as the Representatives and the Company may agree in writing, such time and date for delivery and payment being herein referred to as the "Date of Delivery". On the Date of Delivery the Company shall deliver the Bonds to the Representatives, for the account of each Underwriter, against payment to or upon the order of the Company of the purchase price of the Bonds in next day funds by certified or official bank check or checks in New York Clearing House funds payable to the order of the Company. Time shall be of the essence, and delivery at the time determined as set forth above is a further condition of the obligation of each Underwriter and of the Company. The Bonds shall be in definitive fully registered form and registered in such names and denominations as, at least two full business days prior to the Date of Delivery, the Representatives shall specify.

       3. Offering by Underwriters. It is understood that the several Underwriters propose to offer the Bonds for sale to the public as set forth in the Prospectus.

       4. Covenants of the Company. The Company covenants and agrees with the several Underwriters that:

        (a) During the period when a prospectus relating to the Bonds is required to be delivered under the Act, the Company will not file any amendment to the Registration Statement or supplement to the Prospectus of which you have not been advised and furnished with a copy and will not file any such proposed amendment or supplement to which you reasonably object.

       (b) The Company will advise the Representatives promptly of any request of the Commission for amendment of the Registration Statement or Prospectus or for additional information and of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of the institution of any proceedings for that purpose, and the Company will use its best efforts to prevent the issuance of any such stop order or to obtain as soon as possible the lifting thereof, if issued. The Company will advise you promptly of any order or communication of any public authority addressed to the Company suspending or threatening to suspend qualification of the Bonds for sale in any state.

       (c) If at any time when a prospectus relating to the Bonds is required to be delivered under the Act, an event shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend or supplement the Prospectus to comply with the Act or to file under the Exchange Act any Incorporated Document in order to comply with the Exchange Act, the Company will promptly notify the Representatives thereof and the Company will at its own cost and expense amend or supplement such Prospectus in order to correct such statement or omission and in order that the Prospectus as so amended or supplemented will comply with the requirements of Section 10(a)(1) of the Act or file such Incorporated Document to effect such compliance.

       (d) As soon as practicable, the Company will make generally available to its security holders and to the Representatives an earning statement which will satisfy the provisions of Section 11(a) of the Act and Rule 158 under the Act.

       (e) The Company will furnish to the Representatives one signed copy of the Registration Statement (which shall be signed and shall include all exhibits other than exhibits incorporated by reference), and copies of each Preliminary Prospectus, each Prospectus, and all amendments and supplements to such documents filed during the period when a prospectus relating to the Bonds is required to be delivered under the Act, in each case as soon as available and in such quantities as the Representatives reasonably request.

       (f) The Company will cooperate with the Underwriters in connection with (i) the qualification of the Bonds for sale under the securities laws of such states as the Representatives may reasonably designate and the continuance of such qualifications in effect so long as required for the distribution of the Bonds, provided that the Company shall not be required to qualify as a foreign corporation in any state or to give a general consent to service of process, and (ii) the determination of the eligibility of the Bonds for investment by savings banks, trustees and insurance companies under the laws of such jurisdictions as the Representatives may reasonably designate.

       (g) So long as any of the Bonds are outstanding, the Company will deliver to the Representatives and, upon request, to each of the other Underwriters (i) as soon as practicable after the end of each fiscal year, balance sheets and statements of income and cash flows of the Company, as at the end of and for such year, all in reasonable detail and certified by independent public accountants, (ii) as soon as practicable after the end of each quarterly fiscal period (except for the last quarterly fiscal period of each fiscal year), balance sheets and statements of income and cash flows of the Company, as at the end of and for such period, all in reasonable detail as contained in the Company's periodic reports filed under the Exchange Act, and (iii) from time to time such other information concerning the Company as the Representatives may reasonably request.

       (h) Whether or not the transactions contemplated hereunder are consummated or this Agreement is terminated, the Company will pay, or reimburse the Underwriters on demand for, all costs and expenses incident to the performance of the Company's obligations under this Agreement, including all expenses incident to the preparation of the certificates for the Bonds and their issuance and delivery by the Company, the preparation, execution and filing of a supplemental indenture relating to the Bonds (the "Supplemental Indenture"), any necessary taxes (except transfer taxes) or fees in connection with the foregoing, the fees and expenses of the Company's counsel and accountants, the costs and expenses incident to the preparation and filing under the Act of the Registration Statement, each Prospectus, the Supplemental Indenture relating to the Bonds and this Agreement, all reasonable fees and disbursements (including fees and disbursements of counsel) incurred by the Company or the Underwriters in connection with the qualification of the Bonds for sale under state securities laws, the determination of the eligibility of the Bonds for investment under the laws of such states as the Representatives may reasonably designate and the preparation of "Blue Sky" memoranda, and the cost of furnishing to the Underwriters copies of "Blue Sky" memoranda, the Registration Statement, any Preliminary Prospectus, and each amended and supplemented prospectus and each prospectus prepared to permit compliance with
       Section 10(a)(3) of the Act. The Company shall not, however, be required to pay for any of the Representatives' expenses or those of any of the other Underwriters other than as hereinabove set forth; provided that, if this Agreement shall not be consummated because terminated by the Representatives pursuant to Paragraph 6 hereof, or by reason of any failure, refusal or inability on the part of the Company to perform any undertaking or satisfy any condition of this Agreement or to comply with any of the terms hereof on its part to be performed, unless such failure to satisfy said condition or to comply with said terms is due to the default or omission of any Underwriter, then and in any such case the Company shall reimburse the several Underwriters for all reasonable out-of-pocket disbursements (including fees and disbursements of counsel) incurred by the Underwriters in connection with their investigation, marketing and preparing to market the Bonds, or in contemplation of performing their obligations hereunder, but the Company shall not in any event be liable to the Underwriters for damages on account of loss of anticipated profits from the sale by them of the Bonds.

       (i) The Company will apply the net proceeds from the sale of the Bonds for the purposes set forth in the Prospectus.

       (j) Unless otherwise specified in Schedule I, without the consent of the Representatives, the Company will not offer or sell any First Mortgage Bonds which are substantially similar to the Bonds for a period beginning at the time of execution of this Agreement and ending seven days after the Date of Delivery.

       (k) As soon as reasonably possible after the Date of Delivery, the Company will cause the Supplemental Indenture to be recorded in all recording offices in the State of Florida in which the property intended to be subject to the lien of the Mortgage is located and to be filed in the Office of the Secretary of State of the State of Florida.

       (l) The Company has complied and will continue to comply with all of the provisions of Section 517.075 of the Florida statutes, and all rules and regulations promulgated thereunder, relating to issuers doing business with Cuba.

       5. Conditions of the Obligations of the Underwriters. The respective obligations of the several Underwriters to purchase the Bonds hereunder shall be subject to the accuracy of and compliance with the representations, warranties and agreements of the Company herein contained and to the following additional terms and conditions:

       (a) No stop order suspending the effectiveness of the Registration Statement shall have been issued at or before the Date of Delivery of the Bonds and no proceedings for that purpose shall prior to that time have been initiated or, to the knowledge of the Company, threatened by the Commission; any request for additional information on the part of the Commission (to be included in the Registration Statement or the Prospectus or otherwise) shall have been complied with to the satisfaction of counsel for the Underwriters; no Underwriter shall have advised the Company that the Registration Statement or Prospectus, or any amendment or supplement thereto, contains an untrue statement of fact which in the Representatives' opinion is material, or omits to state a fact which in the Representatives' opinion is material and is required to be stated therein or is necessary to make the statements therein not misleading; and no amendment to the Registration Statement or supplement to the Prospectus shall have been filed prior to the Date of Delivery to which the Representatives shall have reasonably objected, in writing, after having received reasonable notice.

       (b) The authorization and issuance of the Bonds, the form of the Registration Statement and Prospectus and all corporate proceedings and other legal matters incident thereto shall be satisfactory in all respects to counsel for the Underwriters, and the Company shall have furnished to counsel for the Underwriters such documents as they may request to enable them to be satisfied with respect to the matters referred to in this subparagraph and to furnish to the Representatives an opinion, dated the Date of Delivery, with respect to the incorporation and legal existence of the Company, the validity of the Bonds, the validity of this Agreement, the Registration Statement, the Prospectus and such other related matters as the Representatives may reasonably requests.

       (c) Subsequent to the latest respective dates as of which information is given in the Registration Statement and the Prospectus as they are amended or supplemented (excluding any Incorporated Documents filed with the Commission after the date of the Prospectus), except as contemplated therein (excluding any Incorporated Documents filed with the Commission after the date of the Prospectus), there shall not have been any decrease in the capital stock of the Company or any increase in the long-term debt of the Company, or any adverse change, or any development involving a prospective adverse change, in the condition (financial or other), net worth or results of operations of the Company which, in the Representatives' judgment, makes it impractical or inadvisable to offer or deliver the Bonds on the terms and in the manner contemplated in the Prospectus.

       (d) On or after the date hereof (i) no downgrading shall have occurred in the rating accorded the Company's debt securities by any "nationally recognized statistical rating organization," as that term is defined by the Commission for purposes of Rule 436(g)(2) under the Act
       (ii) no such organization shall have given notice to the Company or publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the Company's debt securities.

       (e) The Company shall have furnished to you as Representatives of the several Underwriters:

               (i) The opinion of Kenneth E. Armstrong, Esq., as counsel for the Company, dated the Date of Delivery, to the effect that:

                 (1) The Company is duly organized and validly existing as a corporation in good standing under the laws of the State of Florida with power to own and operate its properties and to transact the business in which it is now engaged.

                      (2) The Company has been authorized by its Board of Directors or the Executive Committee of its Board of Directors to enter into this Agreement, and this Agreement has been duly executed and delivered by the Company. The Company has performed the undertakings and complied with the conditions which by the terms of this Agreement it agreed to perform and comply with, on or before the Date of Delivery, and this Agreement does not conflict with or constitute a default under the Company's articles of incorporation or by-laws, as in effect on the date hereof, or any indenture or instrument of any nature to which the Company is a party or by which its properties are bound, or any order, rule or regulation applicable to the Company of any court or other governmental body.

                      (3) The issuance and sale of the Bonds is subject to the jurisdiction of the Florida Public Service Commission and an appropriate order has been entered by said Commission approving the issuance and sale of the Bonds and said order does not impose upon the Company any condition which is unduly burdensome or not in the best interest of the Company or which will prevent the fulfillment of any of the terms of this Agreement. Such order remains in full force and effect and constitutes a valid and sufficient authorization of the issuance and sale of the Bonds by the only governmental body or authority having jurisdiction in the premises, except as may be required under the Act or under state securities or "Blue Sky" laws.

                      (4) The Registration Statement has become effective under the Act, and, to the best of the knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or contemplated under the Act; and based upon such counsel's familiarity with the affairs of the Company and his participation in conferences with officers of the Company and conversations with its accountants and participation in the preparation of the Registration Statement no facts have come to his attention that lead him to believe that (except for the financial statements and other financial or statistical data contained therein or omitted therefrom, as to which such counsel need express no opinion), (a) the Registration Statement (or any amendment or supplement thereto), on its effective date, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or (b) the Prospectus, at the time the Prospectus was issued or at the Date of Delivery, included or includes an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and that in his opinion the Registration Statement and the Prospectus, and any amendment or supplement thereto, as of the effective date of the Registration Statement and at the date of this Agreement, appear on their face to be appropriately responsive in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder (except for the financial statements and other financial or statistical data contained therein or omitted therefrom, as to which such counsel need express no opinion), and the descriptions in the Registration Statement and Prospectus of statutes, legal and governmental proceedings and contracts and other documents and the statements therein as to matters of law and legal conclusions are accurate and fairly present the information required to be shown.

                      (5) The Bonds and the Mortgage conform as to legal matters with the statements concerning them contained in the Registration Statement and Prospectus. The Mortgage has been duly qualified under the Trust Indenture Act and complies with the provisions of said Act and the rules and regulations thereunder.

                      (6) The Mortgage has been duly authorized, executed and delivered by the Company, is in proper legal form and is a valid and binding obligation of the Company enforceable in accordance with its terms, except as enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally, and except that certain of the remedial provisions of the Mortgage may be limited by the laws of the State of Florida, which laws do not, in his opinion, make the remedies afforded by the Mortgage inadequate for the realization of the benefits of the security provided thereby. The Mortgage constitutes a valid first mortgage lien for the security of the Bonds and all other bonds outstanding thereunder, enforceable in accordance with its terms, subject to "excepted encumbrances" as defined in the Mortgage, upon all of the franchises and properties of the Company (other than those expressly reserved and excepted therefrom) specifically or generally described or referred to in the granting clauses of the Mortgage and upon such franchises and properties as may be thereafter acquired by the Company. The properties and franchises specifically and generally described or referred to in the granting clauses of the Mortgage constitute substantially all of the Company's properties and franchises (other than those expressly excepted and reserved therefrom), and the descriptions thereof and references thereto contained in the Mortgage are adequate to constitute the Mortgage a lien thereon. The Mortgage, other than the Supplemental Indenture relating to the Bonds, has been properly recorded as a mortgage of real property in each of the counties of the State of Florida in which the properties described or referred to therein are located and as a mortgage of personal property in the Office of the Secretary of State of the State of Florida; all necessary taxes and fees in connection therewith have been paid or provision made therefor, including the Florida Intangible Personal Property Tax and the Florida Excise Tax on Documents.

                      (7) The Supplemental Indenture relating to the Bonds is in appropriate form for recordation in all recording offices in the counties of the State of Florida in which any of the mortgaged properties are located and for filing in the Office of the Secretary of State of the State of Florida, pursuant to the provisions of the Florida Uniform Commercial Code.

                      (8) The issue and sale of the Bonds has been duly authorized by all necessary corporate action on the part of the Company, and the Bonds have been duly and validly issued, and assuming due authentication of the Bonds by First Chicago Trust Company of New York, as Trustee (which fact he has not determined by an inspection of the Bonds), the Bonds are valid and legally binding obligations of the Company enforceable in accordance with their terms, except as enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally, and are entitled to the lien of and the benefits provided by the Mortgage.

                      (9) The Company owns in fee all of its properties, plants and important fixed units described or referred to in the Mortgage as subject to the lien thereof, except that the titles to certain of the properties are subject to easements, leases, contracts, covenants and similar encumbrances and minor defects of the nature common to properties of the size and character of those of the Company, none of which is of the character as to materially interfere with the use of such properties or the operation of the Company's business. The properties of the Company are subject to liens for current taxes which it is the practice of the Company to pay regularly as and when due. The Company has easements for rights-of-way adequate for the operations and maintenance of its transmission and distribution lines which are not constructed upon public highways.

                      (10) Except as otherwise set forth in the Prospectus, the Company has such valid franchises, operating rights, licenses, permits, consents, approvals, authorizations and/or orders of governmental bodies, political subdivisions or regulatory authorities, free from burdensome restrictions, as are necessary for the acquisition, construction, ownership, maintenance and operation of the properties now owned by it and the conduct of the business now carried on by it as described in the Registration Statement and Prospectus, and the Company is not in default or violation of any thereof and is carrying on its business in accordance therewith and, to the best of the knowledge of such counsel, with all applicable federal, state and other laws and regulations.

                      (11) He does not know of any legal or governmental proceedings pending or threatened to which the Company is a party, or of which its property is the subject, of a character required to be disclosed in the Registration Statement which are not disclosed and properly described therein; and he does not know of any contracts or other documents of a character required to be filed as exhibits to the Registration Statement which are not so filed, or any contracts or other documents of a character required to be disclosed in the Registration Statement which are not disclosed and properly summarized therein.

                      (12) The outstanding shares of capital stock of the Company have been duly and validly authorized and issued and are fully paid and non-assessable; the capital stock conforms to the statements concerning it in the Registration Statement and Prospectus.

               (ii) At the time this Agreement is executed and on the Date of Delivery, a letter from KPMG Peat Marwick, dated respectively as of the date this Agreement is executed and as of the Date of Delivery and in form and substance satisfactory to the Representatives, confirming that they are independent certified public accountants within the meaning of the Act and published rules and regulations of the Commission thereunder and stating:

                      (1) that the financial statements audited by them and incorporated by reference in the Registration Statement and Prospectus comply in form in all material respects with the applicable accounting requirements of the Act and the related published rules and regulations thereunder with respect to registration statements on Form S-3 and with the Exchange Act and the related published rules and regulations of the Commission thereunder; and

                      (2) that, on the basis of a reading of the latest available unaudited interim financial statements prepared by the Company, inquiries of certain officials of the Company responsible for financial and accounting matters, the reading of the minutes of the meetings of the Board of Directors and stockholders of the Company from _______________, 199__ to a specified date not more than five business days prior to the date of such letter, and such other inquiries and procedures as may be specified in such letter, nothing has come to their attention which caused them to believe that (i) any unaudited interim financial statements included in the Company's Quarterly Reports on Form 10-Q incorporated by reference in the Registration Statement and the Prospectus do not comply in form in all material respects with the applicable accounting requirements of the Act and related published rules and regulations as they apply to interim financial statements and of the Exchange Act and related published rules and regulations applicable to unaudited financial statements included in Form 10-Q, or that the unaudited interim financial statements were not in conformity with generally accepted accounting principles applied on a basis substantially consistent with that of the audited financial statements incorporated by reference in the Registration Statement and the Prospectus; (ii) as of a specified date not more than five business days prior to the date of said letter, there was any decrease in the capital stock or increase in the long-term debt of the Company or any decreases in net assets of the Company, in each case as compared with amounts shown in the most recent financial statements included or incorporated by reference in the Registration Statement and the Prospectus; or (iii) for the period from the latest available balance sheet date to a specified date not more than five business days prior to the date of such letter, there were any decreases, as compared with the corresponding period of the previous year, in the Company's operating revenues or net income after dividends on preferred stock; except in all cases as set forth in or contemplated by the Registration Statement and the Prospectus, except for such exceptions enumerated in such letter as have been agreed to by the Representatives and the Company and except for changes occasioned by the declaration or payment of dividends on the stock of the Company or occasioned by sinking fund payments made on the debt securities and preferred stock of the Company; and

                      (3) that, on the basis of a reading of financial schedules prepared by the Company and the ratios of earnings to fixed charges stated in the Prospectus, they have found the amounts set forth in such schedules to be in agreement with the accounting and financial records of the Company and have found the ratios to be in agreement; and

                      (4) that, in addition to their examinations, inspections, inquiries and other procedures referred to above, they have performed such other procedures, specified by you, not constituting an audit, as they have agreed to perform and report on certain amounts, percentages, numerical data and other financial information in the Company's most recent Annual Report on Form 10-K and have compared certain of such amounts, percentages, numerical data and financial information with, and have found such items to be in agreement with, or derived from, the detailed accounting records of the Company.

       (f) The Company shall have furnished to you as Representatives of the several Underwriters a certificate of the President or a Vice President and the Treasurer or an Assistant Treasurer of the Company, dated the Date of Delivery, to the effect that to the best of their knowledge based on reasonable investigation:

             (i) The representations and warranties of the Company in this Agreement are true and correct as if made at and as of the Date of Delivery, and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Date of Delivery;

            (ii) No stop order has been issued under the Act and no proceedings therefor have been initiated or threatened by the \ Commission; and

           (iii) They have carefully examined the Registration Statement and the Prospectus, and, in their opinion, when the Registration Statement became effective and at all times subsequent thereto neither the Registration Statement nor the Prospectus nor any amendment or supplement thereto included or includes any untrue statement of a material fact or omitted or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made, and, since the effective date of the Registration Statement, there has occurred no event required to be set forth in an amended or supplemented Prospectus which has not been so set forth.

       (g) All proceedings taken in connection with the sale of the Bonds as herein contemplated shall be reasonably satisfactory in form and substance to the Representatives and reasonably satisfactory to or approved by Underwriters' counsel, and the Company shall have furnished to the Representatives such further certificates and documents as the Representatives shall have reasonably requested.

       All such opinions, certificates, letters and documents will be in compliance with the provisions hereof only if they are reasonably satisfactory to the Representatives and to counsel to the Underwriters. The Company will furnish the Representatives with such conformed copies of such opinions, certificates, letters and documents as the Representatives request.

       In giving the opinion under subparagraph (b) of this Paragraph, counsel to the Underwriters may rely as to matters of law and legal conclusions affected by the laws of the State of Florida upon the opinion of Kenneth E. Armstrong, Esq., mentioned in subparagraph (e)(i) of this Paragraph. Such counsel may also rely, to the extent they deem reliance proper, on certificates of officers of the Company as to where its properties and other assets are located and its business is conducted and as to other matters of fact concerning the Company and advice from state authorities as to the Company's qualification to do business and good standing.

       If any condition of the Underwriters' obligations hereunder to be satisfied on or prior to the Date of Delivery is not so satisfied, the Representatives may cancel this Agreement without liability on the part of any Underwriter or the Company, except for the expenses to be paid or reimbursed by the Company pursuant to Paragraph 4(h) hereof and except for any liability under Paragraph 7 hereof.

       6. Cancellation. You, as Representatives of the several Underwriters, may, by notice to the Company, cancel this Agreement prior to the Date of Delivery if (a) there shall have occurred any general suspension of trading in securities on the New York Stock Exchange or the American Stock Exchange or there shall have been established, by the New York Stock Exchange or the American Stock Exchange or by the Commission or by any federal or state agency or by the decision of any court, any limitation on prices for such trading or any restrictions on the distribution of securities, all to such a degree as in your judgment would restrict materially a free market for the Bonds, or if a banking moratorium shall have been declared by federal, New York or Florida authorities, or (b) there shall have occurred any outbreak or escalation of hostilities in which the United States shall have become involved and the effect of which on the financial markets of the United States shall be such as, in your judgment, makes it impracticable for the Underwriters to enforce contracts for the sale of the Bonds, or (c) the Company shall have sustained a substantial loss by fire, flood, accident or other calamity which in your judgment renders it inadvisable to consummate the sale and delivery of the Bonds by the several Underwriters at the initial public offering price, regardless of whether or not such loss shall have been insured.

       In the event of such cancellation the Company shall not be under any liability to any Underwriter (except for the expenses to be paid by it pursuant to the provisions of Paragraph 4(h) hereof and except for any liability under Paragraph 7 hereof), nor shall any Underwriter be under any liability to the Company except for any liability under Paragraph 7 hereof.

       7. Indemnification. (a) The Company will indemnify and hold harmless each Underwriter and each person, if any, who controls such Underwriter within the meaning of the Act against any losses, claims, damages or liabilities, joint or several, as incurred, to which such Underwriter or such controlling person may become subject, under the Act, the Exchange Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, any Preliminary Prospectus, the Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Underwriter and each such controlling person for any legal or other expenses, as incurred, reasonably incurred by such Underwriter or such controlling person in connection with investigating, preparing or defending any such loss, claim, damage, liability, investigation, proceeding or action, provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, any Preliminary Prospectus, the Prospectus or such amendment or such supplement, in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives specifically for use therein. This indemnity agreement shall be in addition to any liability which the Company may otherwise have.

            (b) Each Underwriter will indemnify and hold harmless the Company, each of its directors, each of its officers who has signed the Registration Statement and each person, if any, who controls the Company within the meaning of the Act, against any losses, claims, damages or liabilities, as incurred, to which the Company or any such director, officer or controlling person may become subject, under the Act, the Exchange Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, any Preliminary Prospectus, the Prospectus or any amendment or supplement thereto, or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, any Preliminary Prospectus, the Prospectus, or such amendment or such supplement, in reliance upon and in conformity with written information furnished to the Company by such Underwriter through the Representatives on its behalf specifically for use therein; and will reimburse the Company for any legal or other expenses, as incurred, reasonably incurred by the Company or any such director, officer or controlling person in connection with investigating or defending any such loss, claim, damage, liability or action. This indemnity agreement shall be in addition to any liability which such Underwriter may otherwise have.

            (c) Promptly after receipt by an indemnified party under this Paragraph 7 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Paragraph 7, notify the indemnifying party in writing of the commencement thereof, but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than under this Paragraph 7. In case any such action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate in and, to the extent that it may wish, jointly with any other indemnifying party, similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Paragraph 7 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation.

            (d) In order to provide for, just and equitable contribution in circumstances under which the indemnity provided for above in this Paragraph 7 is for any reason held to be unenforceable by the indemnified parties although applicable in accordance with its terms, the Company and the Underwriters shall contribute to the aggregate losses, claims, damages and liabilities of the nature contemplated by such indemnity agreement incurred by the Company and one or more of the Underwriters, as is appropriate to reflect the relative benefits received by the Company on the one hand and such Underwriters on the other; provided, however, if the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under subparagraph (c) above, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and such Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from such offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by such Underwriters. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or such Underwriters on the other and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this subparagraph (d) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subparagraph (d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities referred to above in this subparagraph (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this subparagraph (d), each person, if any, who controls an Underwriter within the meaning of Section 15 of the Act shall have the same rights to contribution as such Underwriter, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the Act shall have the same rights to contribution as the Company.

       8. Survival of Representations and Indemnities. The respective indemnities, agreements, representations, warranties and other statements of the Company and its officers and of the several Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or the Company or any of its officers or directors or any controlling person, and will survive delivery of and payment for the Bonds.

       9. Representation of Underwriters; Notices. You represent and warrant that as Representatives of the several Underwriters, you are entitled to execute and deliver this Agreement and otherwise to act as representatives on their behalf. Any notices by the Company to the Representatives, except as otherwise herein specifically provided, shall be sufficient if given in writing or by telegraph addressed at the address specified in Schedule I hereto, and any notices to the Company shall be sufficient if given by you as Representatives of the several Underwriters in writing or by telegraph or telecopy, addressed to it in care of _______________, 3201 34th Street South, St. Petersburg, FL 33711, telecopy no: (813) 866-4021. Notice to any Underwriter pursuant to Paragraph 7 hereof shall be mailed, delivered or telegraphed or telecopied and confirmed to such Underwriter's address as it appears in such Underwriter's questionnaire furnished to the Company. Any party to this Agreement may change such address for notices by sending to the parties to this Agreement written notice of a new address for such purpose.

      10. Successors. This Agreement shall inure to the benefit of and be binding upon the several Underwriters and the Company and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person other than the persons mentioned in the preceding sentence any legal or equitable right, remedy or claim under or in respect of this Agreement or any provisions herein contained, this Agreement and all conditions and provisions hereof being intended to be and being for the sole and exclusive benefit of such persons and for the benefit of no other person; except that the warranties, indemnities and agreements of the Company contained in this Agreement shall also be for the benefit of any person or persons, if any, who control(s) any Underwriter or Underwriters within the meaning of Section 15 of the Act, and except that the indemnities of the Underwriters shall also be for the benefit of the directors of the Company, such of its officers as shall have signed the Registration Statement and any person who controls the Company within the meaning of said Section 15.

      11. Underwriters Not Agents of the Company. Nothing herein contained shall constitute the Underwriters, or any of them, agents or representatives of the Company, or authorize them to act for or on behalf of the Company in any capacity.

      12. Applicable Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

       If the foregoing correctly sets forth our understanding, please indicate your acceptance thereof in the space provided below for that purpose whereupon this letter and your acceptance shall constitute a binding agreement between us.

                                   Very truly yours,

                                   FLORIDA POWER CORPORATION


                                   By:
                                      ------------------------
                                   Name:
                                   Title:  Vice President and
                                          Treasurer



The foregoing Agreement is hereby
confirmed and accepted as of the
date specified in Schedule I hereto.


By:    [Representative]


By: ___________________
  Name:
  Title:

For themselves and the other
several Underwriters, if any,
named in Schedule II hereto.

                                SCHEDULE I


Underwriting Agreement dated ___________________.

Registration Statement Nos. 33-______ and 33-_____

Representatives:

Title, Purchase Price and Description of Bonds:

       Title:  First Mortgage Bonds, __% Series due _____.

       Principal amount:       U.S. $__________.

       Purchase price:

       Maturity date:

       Interest rate:

       Interest payable:

       Sinking fund provisions:

       Redemption provisions:

       Form of payment:   New York Clearing House funds.

       Other provisions:

               Public offering price:
               Selling concession:
               Reallowance:

       Date of Delivery, Time and Location:

Additional terms and conditions relating to Section 4(j):


Additional statements constituting information furnished in writing by or on behalf of the Underwriters pursuant to
       Section 7(b):





Address to which communications to the Representative are to be mailed, delivered, telecopied or telegraphed and confirmed pursuant to Section 9:

                                SCHEDULE II



       Underwriters                                    Amount
       ------------                                    ------